Exhibit 10.1

PLEDGE AGREEMENT

This Pledge Agreement dated this 7th day of March, 2007, among NaturalNano, Inc., a Nevada corporation (the “Company”), and the pledgees identified on the signature page hereto (each a “Pledgee” and collectively the “Pledgees”) and Platinum Advisors LLC, a limited liability company, as agent for the Pledgees (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), dated as of March 5, 2007, pursuant to which the Company issued to the Pledgees its 8% Senior Secured Convertible Notes in the total principal amount of $3,347,500; and

WHEREAS, as a condition to the Pledgees’ purchase of the Notes and Warrants pursuant to the Loan Agreement, the Company has agreed to pledge and grant a security interest in the capital stock of NaturalNano Research, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“NN Research”), and any other subsidiaries which the Company may create or acquire during the period that the Notes are outstanding and any other equity interest which the Company may acquire;

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used in this Agreement which are defined in the Loan Agreement and not defined herein shall have the meanings given to them in the Loan Agreement.

2. Pledge and Grant of Security Interest. To secure the full and punctual payment of all loans, advances, debts, liabili-ties, obligations, covenants and duties owing by the Company to the Pledgees of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or in-direct, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obliga-tions are related to the transaction described in this Agreement, the Loan Agreement and the other Transaction Documents, by class, or kind, or whether or not contem-plated by the parties at the time of the granting of this security interest, including without limitation, all interest, fees, charges, expenses and attorneys’ fees chargeable to the Company or incurred by the Agent or the Pledgees in connection with the Notes and the transactions contemplated by the Transaction Documents or otherwise (collectively, the “Obligations”), the Company hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgees in all of the following (the “Pledged Collateral”):

(a) the 10,000,000 shares of common stock of NN Research, representing all of the issued and outstanding shares of capital stock of NN Research and represented by stock certificate no. 2 (together with any additional shares or other equity interests in NN Research which may be hereafter acquired by the Company, the “Pledged Shares”), the certificates representing the Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all shares of capital stock of, or equity or beneficial interest in, any Person (each, together with NN Research, an “Issuer”) which becomes a Subsidiary or which is required to be pledged to the Pledgees pursuant to Section 7.20 of the Loan Agreement, including, without limitation, dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, amalgamation, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Pledged Collateral), and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c) all options and rights, whether as an addition to, in substitution of or in exchange for any Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3. Delivery of Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Pledgees by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgees. Upon an Event of Default (as defined below) under the Note or the Loan Agreement that has occurred and is continuing beyond any applicable grace period, the Pledgees and the Agent shall have the right, during such time in its discretion and without notice to the Company, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares to be held by the Agent pursuant to this Agreement. In addition, the Agent shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties of the Company. The Company represents and warrants to the Pledgees and the Agent (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full) that:

(a) the execution, delivery and performance by the Company of this Agreement and the pledge of the Pledged Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Company;

(b) this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms;

(c) the Company is the sole record and beneficial owner of all of the Pledged Shares;

(d) all of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(e) no consent or approval of any person (including any Issuer), corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Pledged Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Pledged Collateral hereunder;

(f) there are no pending or, to the best of the Company’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Pledged Collateral;

(g) the Company has the requisite power and authority to enter into this Agreement and to pledge and assign the Pledged Collateral to the Pledgees in accordance with the terms of this Agreement;

(h) the Company owns the Pledged Collateral, except for the pledge and security interest granted to Pledgee hereunder, the Pledged Collateral shall be, immediately following the closing of the transactions contemplated by the Loan Agreement, free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”) other than the Pledgees’ and the Agent’s security in the Pledged Collateral;

(i) other than restrictions generally applicable under the Securities Act, there are no restrictions on transfer of the Pledged Shares contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceable and legally complied with or waived as the case may be, by the necessary parties;

(j) none of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k) the Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of NN Research.

5. Covenants. The Company covenants and agrees that, until the Obligations shall be satisfied in full:

(a) The Company will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Pledged Collateral or any interest therein; nor will the Company create, incur or permit to exist any Lien whatsoever with respect to any of the Pledged Collateral or the proceeds thereof other than that created hereby.

(b) The Company will, at its expense, defend Pledgees’ and the Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any other party.

(c) The Company shall at any time, and from time to time, upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Agent upon the occurrence of an Event of Default irrevocable proxies in respect of the Pledged Collateral in form satisfactory to the Agent. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Company’s proxy to Agent, on behalf of the Pledgees, or its nominee to vote all shares of Pledged Collateral then registered in each Company’s name.

(d) The Company will not consent to or approve the issuance of (i) any additional shares of any class of shares or other equity interests of the Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

6. Voting Rights and Dividends. Until the occurrence of an Event of Default which is continuing: (i) the Company may exercise all rights to vote with respect to any Pledged Collateral; (ii) the Company shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property). In addition to the Pledgee’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (x) be entitled to vote the Pledged Collateral, (y) be entitled to give consents, waivers and ratifications in respect of the Pledged Collateral (the Company hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of the Company for such purposes) and (z) be entitled to collect and receive for its own use cash dividends paid on the Pledged Collateral. The Company shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Agent or any Pledgee, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and, provided, further, that the Company shall give at least five (5) days’ written notice of the manner in which the Company intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Pledged Collateral, shall be delivered to the Agent to hold as Collateral and shall, if received by the Company, be received in trust for the benefit of the Pledgees, be segregated from the other property or funds of the Company, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

7. Event of Default. An Event of Default shall be deemed to have occurred and may be declared by any Pledgee upon the occurrence of an “Event of Default” under and as defined in the Loan Agreement or in the Notes which shall have occurred and be continuing beyond any applicable cure period.

8. Remedies.

(a) In case an Event of Default shall have occurred, the Agent and/or the Pledgees may:

(i) Transfer any or all of the Pledged Collateral into its name, or into the name of its nominee or nominees;

(ii) Exercise all corporate rights with respect to the Pledged Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Collateral upon the merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability but subject to the requirements of applicable law except to account for property actually received by it; and

(iii) Subject to any requirement of applicable law including for greater certainty, the Uniform Commercial Code of New York (the “UCC”), sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law, provided that the foregoing shall be done in a commercially reasonable manner.

(b) The Company hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. All moneys received by the Agent or the Pledgees hereunder whether upon sale of the Pledged Collateral or any part thereof or otherwise shall be held by the Agent or the Pledgees and applied by it as provided in Section 10 of this Agreement. No failure or delay on the part of the Agent or the Pledgees in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Neither the Agent nor any Pledgee shall have any duty as to the collection or protection of the Pledged Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Agent or any Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement or payment of the Obligations. In addition to the foregoing, to the extent applicable, Pledgees shall have all of the rights, remedies and privileges of a secured party under the UCC regardless of the jurisdiction in which enforcement hereof is sought.

9. Private Sale. The Company recognizes that the Pledgees or the Agent on behalf of the Pledgees may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Pledged Collateral) a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees (a) that any such private sale may be at prices and on terms that are less favorable to the seller than if sold at public sales and (b) that such private sales shall be deemed to have been made in a commercially reasonable manner. The Company agrees that the Agent and the Pledgees have no obligation to delay sale of any Pledged Collateral for the period of time necessary to permit the Issuer to register the Pledged Collateral for public sale under the Securities Act. The Agent and/or the Pledgees or any of them acting with or without the others shall have the right to purchase all or any part of the Pledged Collateral at any public or private sale and in each case make payment therefor by any means, whether by credit against the Obligations or otherwise. If the Agent or the Pledgees propose to sell the Pledged Collateral to either the Agent, any of the Pledgees or any affiliate of the Agent or any Pledgee (an “Affiliated Purchaser”), the Agent shall advise the Company in writing as to the terms of sale and the Company shall have five (5) business days to provide the Agent with evidence that it has received a better offer, accompanied by the terms of the better offer and payment or reasonable evidence of payment. Upon receipt of the better offer, the Agent shall so notify the Affiliated Purchaser and the Affiliated Purchaser shall have five (5) business days to match the better offer, and, if they do not match the better offer by the expiration of the five (5) day period, the Agent shall sell the Pledged Collateral to the party making the better offer. If such party does not purchase the Pledged Collateral on the terms of the better offer within five (5) business days after the second five (5) day period, the Agent may sell the Pledged Collateral to the Affiliated Purchaser on the initial terms on which the Affiliated Purchaser initially proposed to purchase the Pledged Collateral.

10. Proceeds of Sale. Subject to applicable law, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Collateral shall be applied by the Agent or the Pledgees as follows:

First, to the payment of all costs, reasonable expenses and charges of the Agent and the Pledgees and to the reimbursement of the Agent and the Pledgees for the prior payment by them of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Pledged Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Pledged Collateral), the expenses of any taking, legal fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

Second, to the payment of the Obligations, in whole or in part, in such order as the Agent or the Pledgees may elect, whether or not such Obligations are then due;

Third, to the extent applicable, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC; and

Fourth, to the extent of any surplus, to the Company or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Company shall be liable for the deficiency plus the costs and fees of any lawyers employed by Pledgee to collect such deficiency.

11. Waiver of Marshalling. The Company hereby waives any right to compel any marshalling of any of the Pledged Collateral.

12. No Waiver. Any and all of the Pledgees’ rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Company shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Company, (b) the release or substitution of any item of the Pledged Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Pledgee in reference to any of the Obligations. The Company hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if the Company had expressly agreed thereto in advance. No delay or extension of time by the Agent or any Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Agent or any Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgees’ right to take any action against the Company or to exercise any other power of sale, option or any other right or remedy.

13. Expenses. The Pledged Collateral shall secure, and the Company shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable legal fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Pledged Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Agent and the Pledgees under this Agreement or with respect to any of the Obligations.

14. The Agent Appointed Attorney-In-Fact and Performance by the Agent and the Pledgees.

(a) Upon the occurrence of an Event of Default, the Company hereby irrevocably constitutes and appoints the Agent as such Company’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Company’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of the Company, which the Company could or might do or which the Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Pledged Collateral into the Agent’s name, as agent for the Pledgees. The Company hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If the Company fails to perform any agreement herein contained, the Agent or any Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Company as provided in Section 10 hereof.

(b) The Pledgees hereby acknowledge and appoint the Agent to act on their behalf as provided in this Agreement, and that, in so acting, the Agent is acting on behalf of the Pledgees. The Agent shall incur no liability to the Pledgees for any action taken or any omission to take any action unless such action or failure of action resulted from the Agent’s gross negligence or willful conduct.

15. Waivers. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PLEDGEES TO ACCEPT THIS AGREEMENT.

16. Recapture. Notwithstanding anything to the contrary in this Agreement, if the Pledgees receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, interim receiver, receiver and manager or any other party under the United States Bankruptcy Code, or any other federal, provincial or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgees, the Company’s obligations to the Pledgees shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgees, which payment shall be due on demand and shall bear interest at the highest rate of interest payable under the Note.

17. Miscellaneous.

(a) This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, between the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter, subject to the Loan Agreement and the Notes. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights.

(b) In the event that any provision of this Agreement or the application thereof to the Company or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(c) This Agreement shall inure to the benefit of and be binding upon the Company, and the Company’s successors and assigns, and shall inure to the benefit of and be binding upon the Agent, the Pledgees and their respective successors and assigns.

(d) Any notice or other communication required or permitted pursuant to this Agreement shall be given in the manner and to the address and person set forth in the Loan Agreement.

(e) This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum. In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 17(d) of this Agreement (other than by telecopier) or (ii) in any other manner permitted by law.

(f) All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

(g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

(h) If there is any inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement or Note, the provisions of the Loan Agreement and the Note shall prevail.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

[Signatures on following pages]

SIGNATURE PAGE TO PLEDGE AGREEMENT

NATURALNANO, INC.

By:	/s/ Cathy A. Fleischer
Name:	Cathy A. Fleischer
Title:	President

PLATINUM ADVISORS LLC

By:	/s/ Mark Nordlicht
Name:	Mark Nordlicht
Title:

PLEDGEES:

Platinum Partners Long Term Growth IV

By:	/s/ Mark Nordlicht
Name:	Mark Nordlicht
Title:	Pres
Address:	152 W. 57th Street, 54th Floor
New York, NY 10019
Telecopier:	(212)
Longview Special Financing, Inc.

By:	/s/ François Morax
Name:	François Morax
Title:	Director
Address:	Lindstrassse 6
6341 Baar
Switzerland
Telecopier:
Platinum Advisors, LLC

By:	/s/ Mark Nordlicht
Name:	Mark Nordlicht
Title:
Address:	152 W. 57th Street, 54th Floor
New York, NY 10019
Telecopier:	(212)